UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

WESTERN ALLIANCE BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona 85004

(Address of principal executive offices) (Zip Code)

(602) 389-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
6.25% Subordinated Debentures due 2056	WALA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 3, 2021, Western Alliance Bancorporation (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC (the “Agent”). Under the terms of the Distribution Agreement, the Company may sell, from time to time, through the Agent, as the Company’s sales agent and/or principal, up to 4,000,000 shares of its common stock, $0.0001 par value per share (the “Shares”).

The Shares sold in the offering will be issued pursuant to a prospectus dated May 14, 2021, and a prospectus supplement filed with the Securities and Exchange Commission on June 3, 2021, in connection with one or more offerings of shares from the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-256120). Sales of the Shares through the Agent, if any, will be made in amounts and at times to be determined by the Company and agreed to by the Agent from time to time, but the Company has no obligation to sell any of the Shares in the offering.

Under the Distribution Agreement, the Agent has agreed to use reasonable efforts to sell the Shares as agreed upon by the Company and the Agent. The Distribution Agreement provides that the Agent will be entitled to compensation at a mutually agreed rate, not to exceed 2% of the gross offering proceeds of the Shares sold pursuant to the Distribution Agreement. In addition, the Company may also sell Shares to the Agent as principal for its own account at prices agreed upon at the time of sale.

Sales of the Shares, if any, under the Distribution Agreement may be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Agent. The Company may at any time suspend the offering of Shares under the Distribution Agreement or terminate the Distribution Agreement. The Company intends to use the proceeds from any sales of the Shares for general corporate purposes, which may include, among other things, providing capital to support its growth and capital adequacy and the repayment, redemption or repurchase of indebtedness.

The Distribution Agreement contains customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

From time to time, in the ordinary course of business, the Agent and its affiliates have provided, and in the future may provide, investment banking services to the Company and have received or may receive fees from the Company for the rendering of such services.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1	Distribution Agreement, dated June 3, 2021, by and between Western Alliance Bancorporation and J.P. Morgan Securities LLC.

5.1	Legal Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

Date:	June 3 2021